INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Post-Effective Amendment No. 9 to Registration Statement No. 33-44796 and Amendment No. 10 to Registration Statement No. 811-6513 of The BFM Institutional Trust Inc. on Form N-1A of our report dated August 7, 1995, on the financial statements of The BFM Institutional Trust Inc. appearing in the Statement of Additional Information for The Short Duration and The Core Fixed Income Portfolios (the Portfolios), which is part of this Registration Statement and to the references to us under the headings "Financial Highlights" and "Experts" in the Prospectus, which is also a part of such Registration Statement, and Statement of Additional Information and to the use of our report dated August 7, 1995 on the financial statements of The Multi-Sector Mortgage Securities Portfolio III appearing in the Statement of Additional Information for The Multi-Sector Mortgage Securities Portfolio III, also included in the Registration Statement and to the references to us under the headings "Financial Highlights" and "Experts" in the related Prospectus and Statement of Additional Information.

     DELOITTE & TOUCHE LLP

     New York, New York
     October 31, 1995